Exhibit 107.1
Calculation of Filing Fee Tables
Form
S-8
(Form Type)
Cipher Mining Inc.
(Exact Name of Registrant as Specified in its Charter)
Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

1	Equity	Common Stock, par value US $0.001 per share	Other	15,322,723	$6.04	$92,549,246.92	0.00015310	$14,169.29

	Total Offering Amounts					$92,549,246.92		$14,169.29

	Total Fee Offsets							$0.00

	Net Fee Due							$14,169.29
Offering Note
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(a)
Pursuant to Rule 416(a) under the under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of Cipher Mining Inc. (the “Registrant”) that may become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(b)
Amount Registered represents (i) 10,523,515 additional shares of the Registrant’s common stock to be reserved for issuance under the Cipher Mining Inc. 2021 Incentive Award Plan (the “Plan”) pursuant to the provision of the Plan providing for an annual automatic increase in the number of shares reserved for issuance under the Plan and (ii) 4,799,208 additional shares of the Registrant’s common stock available for issuance under the Plan as a result of forfeited awards and shares withheld to satisfy the applicable tax withholding obligation pursuant to the terms of the Plan.

(c)
Amount of Registration Fee estimated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of computing the
registration fee, based on the average of the high and low prices reported for the Registrant’s Common Stock on the NASDAQ Global Select Market
on
February 19, 2025.

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